Exhibit 32.1

CERTIFICATION

Each of the undersigned officers of CFO Consultants, Inc. (the “Company”) hereby certifies that, to their knowledge, the Company’s Quarterly Report on Form 10-Q/A to which this certification is attached (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 18, 2011	/s/ Joanny Kwok
Joanny Kwok, Chief Executive Officer (the Principal Executive Officer)

Date: January 18, 2011	/s/ Ken Tsang
Ken Tsang, Chief Financial Officer (the Principal Financial Officer and Principal Accounting Officer)

This certification is being furnished and not filed, and shall not be incorporated into any document for any purpose, under the Securities Exchange Act of 1934 or the Securities Act of 1933.